EXHIBIT 11

                      OLYMPIC CASCADE FINANCIAL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE



                                                                     Years Ended
                                                 -------------------------------------------------------------------------
                                                  September 28,                September 29,               September 24,
                                                       2001                        2000                        1999
                                                 -----------------            ----------------            ----------------
Net income (Loss) from continuing operations
    before income taxes and extraordinary item       $ (7,338,000)                $ 1,356,000                     $ 8,000

Income (Loss) from discontinued operations           $ (1,002,000)                  $ 200,000                   $ 110,000

Income from extraordinary item                          $ 418,000                         $ -                         $ -
                                                 -----------------            ----------------            ----------------

Net Income (Loss)                                    $ (7,922,000)                $ 1,556,000                   $ 118,000
                                                 =================            ================            ================

 Earnings (Loss) Per Share from continuing operations
   before income taxes and  extraordinary item
             Basic Earnings (Loss) Per Share              $ (3.33)                     $ 0.70                      $ 0.01
                                                 =================            ================            ================
             Diluted Earnings (Loss) Per Share            $ (3.33)                     $ 0.64                      $ 0.01
                                                 =================            ================            ================

 Earnings (Loss) Per Share from discontinued operations
             Basic Earnings Per Share                     $ (0.45)                     $ 0.10                      $ 0.07
                                                 =================            ================            ================
             Diluted Earnings Per Share                   $ (0.45)                     $ 0.09                      $ 0.07
                                                 =================            ================            ================

 Earnings Per Share of extraordinary item
             Basic Earnings Per Share                      $ 0.19                         $ -                         $ -
                                                 =================            ================            ================
             Diluted Earnings Per Share                    $ 0.19                         $ -                         $ -
                                                 =================            ================            ================

 Earnings (Loss) Per Share
             Basic Earnings (Loss) Per Share              $ (3.59)                     $ 0.80                      $ 0.08
                                                 =================            ================            ================
             Diluted Earnings (Loss) Per Share            $ (3.59)                     $ 0.73                      $ 0.08
                                                 =================            ================            ================

Weighted Average Common Shares
Outstanding - Basic for the period                      2,207,101                   1,947,572                   1,563,499

Add common equivalent shares upon
exercise of stock options                                       -                     177,179                           -
                                                 -----------------            ----------------            ----------------

Weighted Average Common Shares
Outstanding - Diluted for the period                    2,207,101                   2,124,751                   1,563,499
                                                 =================            ================            ================
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